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                       ACCEPTANCE INSURANCE COMPANIES INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE
                    for the three months and six months ended
                             June 30, 1997 and 1996
                      (in thousands, except per share data)
                                   (unaudited)
                                   Exhibit 11

                            Three Months          Six Months
                         ------------------   -----------------
                          1997       1996       1997      1996
                         --------   -------   -------    -------
PRIMARY INCOME (LOSS)
  PER SHARE:
Net income               $ 4,242    $ 3,025   $ 8,156     $ 7,503
                         =======    =======   =======     =======

Weighted average number
 of shares outstanding    15,052     14,917    15,021      14,892

Adjustment for stock
  options                    186        154       207         145
                         -------    -------   -------      ------


Adjusted weighted
  average number of
  shares outstanding      15,238     15,071    15,228      15,037
                         =======    =======   =======     =======

Primary income (loss)
  per share              $   .28     $  .20   $   .54      $  .50
                         =======     =======  =======     =======

FULLY DILUTED INCOME
  PER SHARE:
Net income               $ 4,242     $ 3,025  $ 8,156    $ 7,503
                         =======     =======  =======    =======

Weighted average number
  of shares outstanding   15,292      15,157   15,261     15,132

Adjustment for stock
  options                    249         180      249       190
                         -------     -------   -------   ------

Adjusted weighted
  average number of
  shares outstanding      15,541     15,337    15,510    15,322
                         =======    =======   =======   =======

Fully diluted income
  per share              $   .27     $  .20   $   .53    $  .49
                         =======    =======    =======  =======
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